EXHIBIT 99.1

Schedule 13G

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to up to 1,949,631 shares of common stock of Lucas Energy, Inc., and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on January 6, 2012.

HALL PHOENIX ENERGY, LLC

By:	/s/ Donald L. Braun
Donald L. Braun, President

HALL PHOENIX/INWOOD, LTD
By: Phoenix/Inwood Corporation, its General Partner

	By:	/s/ Donald L. Braun
Donald L. Braun, President

PHOENIX INWOOD CORPORATION

By:	/s/ Donald L. Braun
Donald L. Braun, President

SEARCH FINANCIAL SERVICES, LP
By: Hall Search GP, LLC, its General Partner

	By:	/s/ Donald L. Braun
Donald L. Braun, President

HALL SEARCH GP, LLC

By:	/s/ Donald L. Braun
Donald L. Braun, President

CRAIG HALL

/s/ Craig Hall